UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee (the “Committee”) of the Board of Directors of Altera Corporation (the “Company”) completed a review of the benefits provided to our executive officers in comparison to the benefits provided to executives in similar positions at the Company’s peers, and as a result of that review, the Committee determined that the Company should enter into change of control and severance agreements with each of its executive officers in order to assist the Company with the recruitment and retention of key executive officers, provide the Company with important legal protections, and reduce costs in the event of a potential dispute upon termination of an executive officer’s employment without cause either upon a change of control or under certain other circumstances.

As a consequence, on October 14, 2014, the Company entered into Change of Control and Severance Agreements with John P. Daane, Chairman, President, and Chief Executive Officer and the following “named executive officers:” Ronald J. Pasek, Senior Vice President, Finance and Chief Financial Officer; Bradley S. Howe, Senior Vice President, Research and Development; and Jeffrey W. Waters, Senior Vice President and General Manager, Business Units. The Company also entered into Change of Control and Severance Agreements with the following executive officers: Danny K. Biran, Senior Vice President, Corporate Strategy and Marketing; William Y. Hata, Senior Vice President, Worldwide Operations and Engineering; Kevin H. Lyman, Senior Vice President, Human Resources; Mark J. Nelson, Senior Vice President, Worldwide Sales and Technical Services; and Katherine E. Schuelke, Senior Vice President, General Counsel, and Corporate Secretary. The material terms of the Change of Control and Severance Agreements entered into by Mr. Daane and the other executive officers listed above are summarized below.

Mr. Daane’s change of control and severance agreement is effective on October 14, 2014 (the “Effective Date”) and will have an initial three-year term commencing on the Effective Date. Beginning on the third anniversary of the Effective Date, the agreement will renew automatically for additional one year terms, unless Mr. Daane or the Company provides notice of non-renewal to the other party at least sixty days prior to the automatic renewal date. If a Change of Control (as such term is defined in the agreement) occurs when fewer than twelve months remain during the initial term, or during any additional term resulting from the automatic renewal of the agreement, then the term of the agreement extends automatically through a date that is twelve months following the effective date of the Change of Control.

If the Company terminates Mr. Daane’s employment without Cause (as such term is defined in the agreement), excluding in instances of death or disability, and such termination occurs outside of the Change of Control Period (as such term is defined in the agreement), then, subject to the satisfaction of the conditions set forth in the agreement, Mr. Daane will receive all accrued but unpaid vacation, expense reimbursements, wages and other benefits due to him under Company-provided plans, policies and arrangements, or as required by law. In addition, Mr. Daane will receive a lump-sum payment (less applicable withholding taxes) equal to eighteen months of his annual base salary as in effect immediately prior to termination, and the Company will be obligated to pay the premiums for health insurance coverage, in the event Mr. Daane elects continuation of such coverage, until the earlier of eighteen months following the termination date or when Mr. Daane and/or his eligible dependents become eligible for health insurance from a new employer.

If the Company terminates Mr. Daane’s employment without Cause, excluding in instances of death or disability, or if Mr. Daane resigns from his employment for Good Reason (as such term is defined in the agreement), and such termination or resignation occurs during the Change of Control Period, then, subject to the satisfaction of the conditions set forth in the agreement, Mr. Daane will receive: (1) all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to Mr. Daane under Company-provided plans, policies and arrangements, or as required by law; (2) a lump-sum payment (less applicable withholding taxes) equal to eighteen months of his annual base salary as in effect immediately prior to termination; (3) the Company will be obligated to pay the premiums for health insurance coverage, in the event Mr. Daane elects continuation of such coverage, until the earlier of eighteen months following the termination date or when Mr. Daane and/or his eligible dependents become eligible for health insurance from a new employer; (4) a lump sum payment equal to 150% of the higher of (A) the greater of (x) his target bonus as in effect for the fiscal year in which the Change of Control occurs or (y) his target bonus as in effect for the fiscal year in which his termination of employment occurs, or (B) his actual bonus for performance during the calendar year prior to the calendar year during which the termination of employment occurs; and (5) all of Mr. Daane’s then-outstanding and unvested Equity Awards (as such term is defined in the agreement) will become vested in full upon the date of his termination, with the number of shares of performance-based Equity Awards to be determined based upon the greater of (A) the number of shares that would vest under the terms of the agreement applicable to the Equity Award, and (B) the number of shares equal to 100% of the number of shares that have been earned under the terms of the Equity Award assuming the performance criteria had been achieved at target levels for the relevant performance period(s).

In the event that Mr. Daane voluntarily resigns (other than for Good Reason during the Change of Control Period), is terminated for Cause by the Company, or his employment terminates due to death or disability, then Mr. Daane will not be entitled to receive any other severance or other benefits, except those (if any) established under the Company’s then-existing written severance and benefit plans and practices or pursuant to any other written agreements with the Company.

The agreement further provides that, to the extent that the benefits provided under the agreement or otherwise payable to Mr. Daane would constitute “parachute payments” under Section 280G of the Internal Revenue Code (the “Code”) and, but for the provisions of the agreement, would be subject to the excise tax imposed by Section 4999 of the Code, then Mr. Daane’s benefits will be either delivered in full or delivered to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code. In addition, the payment of any benefits may be delayed until the occurrence of specified timeframes or events in accordance with provisions of Section 409A of the Code (in the event that such provision is applicable to the severance pay or benefits).

The executive officers of the Company other than Mr. Daane that are specified above have each entered into a form of Change of Control and Severance Agreement that differs from Mr. Daane’s Change of Control and Severance Agreement in certain respects. The agreements with the other executive officers have the same term and provisions for automatic renewal that are specified in Mr. Daane’s agreement, and provide for the same treatment of severance and other benefits in the event of the applicability of Sections 409A, 280G and 4999 of the Code. Like Mr. Daane’s agreement, the agreements with the other executive officers provide that in the event that the other executive officer voluntarily resigns (other than for Good Reason during the Change of Control Period), is terminated for Cause by the Company, or his or her employment terminates due to death or disability, then the executive officer will not be entitled to receive any other severance or other benefits, except those (if any) established under the Company’s then-existing written severance and benefit plans and practices or pursuant to any other written agreements with the Company.

Under the terms of their agreements, if the Company terminates the employment of any of the other executive officers without Cause, excluding in instances of death or disability, and such termination occurs outside of the Change of Control Period, then, subject to the satisfaction of the conditions set forth in the agreement, the executive officer will receive all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to the executive officer under Company-provided plans, policies and arrangements, or as required by law. In addition, the executive officer will receive a lump-sum payment (less applicable withholding taxes) equal to twelve months of his or her annual base salary as in effect immediately prior to termination, and the Company will be obligated to pay the premiums for health insurance coverage, in the event the executive officer elects continuation of such coverage, until the earlier of twelve months following the termination date or when the executive and/or his or her eligible dependents become eligible for health insurance from a new employer.

If the Company terminates the employment of any of the other executive officers without Cause, excluding in instances of death or disability, or if any of the other executive officers resigns from his or her employment for Good Reason, and such termination or resignation occurs during the Change of Control Period, then, subject to the satisfaction of the conditions set forth in the agreement, the executive officer will receive: (1) all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to the executive officer under Company-provided plans, policies and arrangements, or as required by law; (2) a lump-sum payment (less applicable withholding taxes) equal to twelve months of his or her annual base salary as in effect immediately prior to termination; (3) the Company will be obligated to pay the premiums for health insurance coverage, in the event that the executive officer elects continuation of such coverage, until the earlier of twelve months following the termination date or when the executive officer and/or his or her eligible dependents become eligible for health insurance from a new employer; (4) a lump sum payment equal to 100% of the higher of (A) the greater of (x) the executive officer’s target bonus as in effect for the fiscal year in which the Change of Control occurs or (y) the executive officer’s target bonus as in effect for the fiscal year in which his or her termination of employment occurs, or (B) the executive officer’s actual bonus for performance during the calendar year prior to the calendar year during which the termination of employment occurs; and (5) all of the executive officer’s then-outstanding and unvested Equity Awards will become vested in full upon the date of the executive officer’s termination, with the number of shares of performance-based Equity Awards to be determined based upon the greater of (A) the number of shares that would vest under the terms of the agreement applicable to the Equity Award, and (B) the number of shares equal to 100% of the number of shares that have been earned under the terms of the Equity Award assuming the performance criteria had been achieved at target levels for the relevant performance period(s).

The foregoing description of Mr. Daane’s Change of Control and Severance Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated by reference herein. The foregoing description of the form of Change of Control and Severance Agreement entered into with the other executive officers listed above does not purport to be complete and is qualified in its entirety by the full text of the form of the agreement, a copy of which is filed as Exhibit 10.2 to this Report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Change of Control and Severance Agreement by and between Altera Corporation and John P. Daane dated October 14, 2014

10.2	Form of Change of Control and Severance Agreement by and between Altera Corporation and Danny K. Biran, William Y. Hata, Bradley S. Howe, Kevin H. Lyman, Mark J. Nelson, Ronald J. Pasek, Katherine E. Schuelke, and Jeffrey W.Waters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke Senior Vice President, General Counsel, and Secretary

Dated: October 17, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change of Control and Severance Agreement by and between Altera Corporation and John P. Daane dated October 14, 2014

10.2	Form of Change of Control and Severance Agreement by and between Altera Corporation and Danny K. Biran, William Y. Hata, Bradley S. Howe, Kevin H. Lyman, Mark J. Nelson, Ronald J. Pasek, Katherine E. Schuelke, and Jeffrey W. Waters